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                                                                   Exhibit 10.71

[LETTERHEAD OF SCHERING CORPORATION]

October 12, 1998

VIA AIRBORNE EXPRESS

Corvas International, Inc.
3030 Science Park Road
San Diego, California 92121

Attention: Corporate Secretary

Gentlemen:

       This letter is sent with reference to the agreement by and between Corvas International, Inc. ("Corvas") and Schering Corporation and Schering-Plough Ltd. (collectively, "Schering"), dated December 14, 1994 (the "Agreement"). Terms with initial capitals which are not specifically defined herein shall have the defined meaning set forth in the Agreement. The terms of this letter are effective as of August 14, 1998 (the "Termination Effective Date"). The undersigned parties agree as follows:

1. Corvas waives the one hundred eighty (180) days prior written notice set forth in Paragraph 7.4 of the Agreement and Schering agrees to the waiver and hereby notifies Corvas of termination of the Thrombin Research Program as of the Termination Effective Date. Schering confirms that termination of the Thrombin Research Program is pursuant to Paragraphs 7.2 and 7.4 of the Agreement and not pursuant to Paragraph 2.18 thereof.

2. Except as specifically set forth in Section 4 below, Schering acknowledges and agrees that termination of the Thrombin Research Program terminates Schering's licenses to Program Thrombin Inhibitor Patent Rights, Other Patent Rights (only as set forth in Part I of Exhibit B to the Agreement) and Program Thrombin Inhibitor Know-How. In addition, Schering acknowledges and agrees that all rights to Program Thrombin Inhibitors, Licensed Compounds relating to Program Thrombin Inhibitors (i.e. CVS 2044) and Licensed Combinations,. including intellectual property rights thereto, revert to Corvas as of the Termination Effective Date.

3. Corvas acknowledges and agrees that termination of the Thrombin Research Program terminates any obligations Schering may have to prosecute



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Corvas International, Inc.               -2-                   October 12, 1998

and maintain any patent(s) relating to any Program Thrombin Inhibitor, including, but not limited to, any Program Thrombin Inhibitor Patent Rights and any Other Patent Rights listed on Part I of Exhibit B to the Agreement.

4. Notwithstanding anything to the contrary herein, the parties hereto acknowledge and agree that the Agreement is not terminated with respect to any Program Thrombin Inhibitor conceived by Schering on or after the Termination Effective Date that meets the definition of Program Thrombin Inhibitor set forth in Paragraph 1.30 part (iii) of the Agreement.

5. Schering acknowledges and agrees that as of the Termination Effective Date Schering's rights to Other Patent Rights identified in Part I of Exhibit B and Schering's rights to Other Compounds (but only those related to the Other Patent Rights identified in Part I of Exhibit B) shall terminate.

6. Schering believes that over the course of the collaboration it has provided Corvas the types of information within Schering Technology for Corvas to review and determine whether Corvas chooses to request a license to Schering Technology pursuant to Paragraph 7.8 of the Agreement. Accordingly, it is Corvas' responsibility to request a license to such Schering Technology. Please advise Schering of Corvas' intent. Attached to this letter as Exhibit 1 is an inventory list of the Corvas Licensed Compounds that are in Schering's possession as of the Termination Effective Date. In addition, Exhibit 2 to this letter is a memorandum supplied by a Schering process development scientist (D. Tsai to R. Ress dated 10/1/98) specifically related to CVS 2044. If Corvas desires to have any Licensed Compounds transferred, please contact Richard Chipkin, Ph.D. at (908) 298-4414 to discuss the terms of such transfer.

7. Schering hereby confirms that Schering has granted no sublicenses under the Program Thrombin Inhibitor Patent Rights to any Affiliated or third party.

8. Schering acknowledges and agrees that Corvas has the right to disclose to third parties Corvas information related to the terminated Thrombin Research Program. In addition, Schering agrees that Corvas may disclose information related to the terminated Thrombin Research Program that was disclosed by Corvas to Schering, PROVIDED, HOWEVER, that such disclosure(s) are subject to customary written agreements governing confidentiality and nonuse.

9. Schering acknowledges and agrees that Schering's rights to "Corvas Thrombin Inhibitors" (as defined in the December 16, 1996 letter agreement between the parties hereto) shall terminate as of the Termination Effective Date.

10. Schering and Corvas each acknowledge and agree that as of the Termination Effective Date there will be no further "supplementary thrombin


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Corvas International, Inc.               -3-                   October 12, 1998

inhibitor research" or "New Thrombin Research", as both terms are defined in the December 16, 1996 letter agreement between the parties hereto.

11. This letter agreement, to the extent set forth herein, amends, modifies and supplements the Agreement. Except as expressly modified herein, all of the terms and provisions of the Agreement remain in full force and effect and cannot be amended, modified or changed in any way whatsoever except by a written instrument duly executed by the parties hereto. The parties hereto expressly acknowledge the applicability of Paragraph 7.2 of the Agreement ("Divisible Agreement") and Paragraph 10.8 of the Agreement ("Survival of Terms") and the parties confirm that the provisions of the Agreement relating to the Factor Xa Research Program remain in full force and effect and are not affected by termination of the Thrombin Research Program.

       If the foregoing meets with your approval, please sign both copies of this letter in the place indicated below and return one fully executed copy of this letter to the above address. Please retain the other fully executed copy in your files.

SCHERING-PLOUGH, LTD.                                   SCHERING CORPORATION


By: /s/ DAVID POORVIN                                   By: /s/ DAVID POORVIN
    -------------------------                               --------------------
Date: October 12, 1998                                  Date: October 12, 1998
      ----------------                                        ----------------

AGREED AND ACCEPTED

CORVAS INTERNATIONAL, INC.

By: /s/ RANDALL E. WOODS
    -------------------------

Date: October 16, 1998
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cc: Randy Woods
    Cooley Godward Castro Huddleson Tatum